UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 28, 2002

                             Stampede Worldwide, Inc.
               (Exact name of registrant as specified in charter)


            Florida                      000-31465               58-2235301
 (State or other jurisdiction of    (Commission File Number)    (IRS Employer
         incorporation)                                        Identification
                                                                      No.)

           3910 Riga Boulevard
             Tampa, Florida                                         33619
    (Address of principal executive                               (Zip Code)
               offices)

       Registrant's telephone number, including area code: (813) 630-2762


Item 1. Changes in Control of Registrant.

On May 5, 2002, Stampede filed a registration statement on Form S-8 registering the issue of its common shares, as follows:
                                                         Position
Name                     Number    Market Value (1)      with Company
----                     ------    ------------          ------------
John V. Whitman, Jr.    4,500,000  $    4,500        Chairman & President
Winston _. Carlee, Jr.  2,500,000  $    2,500        Chief Financial Officer
Jackson L. Morris         500,000  $      500        Director & Secretary

(1) Closing bid quotation on date of issue, May 28, 2002.

The shares were issued as compensation for services pursuant to employment agreements. Immediately prior to the issue of the shares, which was completed by Stampede's transfer agent on May 28, 2002, Stampede had approximately six million, two hundred thousand shares issued and outstanding, of which Mr. Whitman owns 23,967 shares, Mr. Carlee owns 30,000 shares and Mr. Morris owns 48,333 shares. As a result of the issue of stock pursuant to the registration statement, Messrs. Whitman, Carlee and Morris, who have been and remain Stampede's directors and officers, now own more than fifty percent of Stampede's issued and outstanding common stock, as follows:

Name                          Number of Shares            Percentage (1)
----                          ----------------            ----------
John V. Whitman, Jr.            4,523,967                   31.83
Winston _. Carlee, Jr.          2,530,000                   17.80
Jackson L. Morris                 548,363                    3.86
Management, as a group          ---------                   -----
       (3 persons)              7,602,330                   53.49

(1) Percentage computed assuming the issue of 3,500,000 shares approved in reorganization for issue to unsecured creditors and preferred stockholders and completion of a reverse stock split approved in reorganization.

All shares are owned legally and beneficially. The address of Messrs. Whitman, Carlee and Morris is the address of Stampede at 3910 Riga Boulevard, Tampa, Florida 33619.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  STAMPEDE WORLDWIDE, INC.
                                  ------------------------
                                  (Registrant)



Date: May 31, 2002                /s/ Winston D. Carlee, Jr.
                                  --------------------------
                                    Winston D. Carlee, Jr.
                                    Chief Financial Officer